UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2015 Annual Meeting of Stockholders of Panera Bread Company (the “Company”) held on May 21, 2015 (the “2015 Annual Meeting”), the stockholders of the Company approved the Panera Bread Company 2015 Stock Incentive Plan (the “2015 Plan”). The 2015 Plan had previously been adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval.
The following brief description of the 2015 Plan is qualified in its entirety by reference to the complete text of the plan, a copy which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The 2015 Plan allows for the issuance of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2015 Plan for up to 1,750,000 shares of the Company’s Class A Common Stock.
 Employees, officers, directors, consultants and advisors of the Company and its present or future parent or subsidiary corporations and any other business venture in which the Company has a controlling interest (as determined by the Board) are eligible to be granted awards under the 2015 Plan. However, incentive stock options may only be granted to the Company’s employees, employees of the Company’s present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Internal Revenue Code. The 2015 Plan is administered by the Board. Under the terms of the 2015 Plan, the Board may delegate authority under the 2015 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2015 Plan, including the granting of awards to directors and executive officers.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the 2015 Annual Meeting, the stockholders of the Company elected the two director nominees; approved, in an advisory “say-on-pay” vote, the compensation of the Company’s named executive officers; approved the Panera Bread Company 2015 Stock Incentive Plan and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2015.

The Company’s stockholders re-elected Domenic Colasacco and Thomas E. Lynch as Class II directors, each to serve until the Company’s 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. The terms of office of the following directors continued after the 2015 Annual Meeting: Fred K. Foulkes, D.B.A., Ronald M. Shaich, Larry J. Franklin, Diane Hessan and William W. Moreton.

The proposals acted upon at the 2015 Annual Meeting and the voting tabulation for each proposal is as follows:

Proposal 1:
To elect Domenic Colasacco and Thomas E. Lynch as Class II directors, each to serve for a term ending at the 2018 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Domenic Colasacco
Class A	19,792,261	737,871	3,234,496
Class B	3,793,800	—	—
Total	23,586,061	737,871	3,234,496

Thomas E. Lynch
Class A	19,756,985	773,147	3,234,496
Class B	3,793,800	—	—
Total	23,550,785	773,147	3,234,496

Proposal 2:	To approve, in an advisory “say-on-pay” vote, the compensation of the Company’s named executive officers.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	19,481,730	992,374	56,028	3,234,496
Class B	3,793,800	—	—	—
Total	23,275,530	992,374	56,028	3,234,496

Proposal 3:	To approve the Panera Bread Company 2015 Stock Incentive Plan.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	19,797,822	690,451	41,859	3,234,496
Class B	3,793,800	—	—	—
Total	23,591,622	690,451	41,859	3,234,496

Proposal 4:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2015.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	22,755,156	974,205	35,267	—
Class B	3,793,800	—	—	—
Total	26,548,956	974,205	35,267	—

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
10.1	Panera Bread Company 2015 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	May 27, 2015	By:	/s/ Louis DiPietro
		Name:	Louis DiPietro
		Title:	Senior Vice President, General Counsel and Secretary